Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - March 2006

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	2001-4 $714MM 8/10/2006
Yield	18.97%	18.97%	18.97%	18.97%	18.97%
Less: Coupon	5.01%	5.05%	5.00%	5.07%	4.94%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	2.83%	2.83%	2.83%	2.83%	2.83%
Excess Spread:
March-06	9.63%	9.59%	9.64%	9.57%	9.70%
February-06	8.23%	8.24%	8.29%	8.22%	8.30%
January-06	8.02%	7.99%	8.05%	7.97%	8.11%
Three Month Average Excess Spread	8.63%	8.61%	8.66%	8.59%	8.70%
Delinquency:
30 to 59 Days	1.03%	1.03%	1.03%	1.03%	1.03%
60 to 89 Days	0.70%	0.70%	0.70%	0.70%	0.70%
90+ Days	1.38%	1.38%	1.38%	1.38%	1.38%
Total	3.11%	3.11%	3.11%	3.11%	3.11%
Principal Payment Rate	20.68%	20.68%	20.68%	20.68%	20.68%